UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2012

Arrhythmia Research Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective October 26, 2012, Mr. James E. Rouse resigned as the President and Chief Executive Officer of Arrhythmia Research Technology, Inc. (the “Company”) and its wholly owned subsidiaries and as a member of the Company's Board of Directors. Pursuant to the terms of Mr. Rouse's severance agreement, Mr. Rouse will be entitled to continuance of base salary through December 31, 2012 at his current rate of pay and for the fiscal year beginning January 1, 2013, an aggregate of $144,000, subject to compliance with restrictive covenants set forth in his employment agreement as well as continuation of group employee benefits through December 31, 2013, to the extent elected. Mr. Rouse's resignation was not a result of any disagreement with the Company on any matter relating to its operations, policies or practices.
Mr. Michael S. Gunter, a member of the Company's Board of Directors and a member of its Audit Committee was appointed Interim CEO of the Company for an initial period of 90 days. The Company will pay Mr. Gunter $50,000 for such period. Mr. Gunter's biographical information is as follows:
Mr. Gunter has served as a director of the Company since May 2011. From 2004 to May, 2012, he served as Senior Vice President, Operations and Chief Information Officer for Primo Water Corporation, a provider of purified bottled water. From 2000 to 2004, he served as Senior Director, Finance and Strategy and Director of Information Technology for Blue Rhino Corporation, a provider of propane, gas grills and other gas powered appliances to retailers. His past experience includes service in the U.S. Marine Corps where he attained the rank of Captain. He holds a BA degree from the University of Michigan, an MA degree in Education (Counseling) from Wake Forest University and an MBA from Duke University, Fuqua School of Business. He has served on several local community boards in Winston Salem, NC where he lives with his wife and three sons.
There are no family relationships between Mr. Gunter and any other director or executive officer of the Company or its subsidiaries.
Concurrent with Mr. Gunter's appointment, Mr. Patrick L. Muldoon was appointed as an independent director to the Company's Audit Committee, replacing Mr. Gunter in such position.
A press release announcing such changes was issued on October 30, 2012, a copy of which is attached as Exhibit 99.1.
The committees of the Board of Directors and its members are, as a result of such changes:
Executive and Finance Committee            E. P. Marinos
Patrick L. Muldoon
Paul F. Walter
Jason R. Chambers

Compensation Committee                Paul F. Walter (Chair)
E. P. Marinos
Patrick L. Muldoon
Jason R. Chambers
Audit Committee                    Jason R. Chambers (Chair)
E. P. Marinos
Patrick L. Muldoon
Nominating & Corporate Governance
Committee                    E. P. Marinos (Chair)
Paul F. Walter
Jason R. Chambers
Patrick L. Muldoon
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.01	Press Release dated October 30, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 30th day of October, 2012.
ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By: /s/ David A. Garrison
David A. Garrison
Executive Vice President and
Chief Financial Officer

Exhibit List

Exhibit No.	Description
99.01	Press Release dated October 30, 2012.